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                                                                    EXHIBIT 99.1

                               [STORMEDIA LOGO]



For Immediate Release                   For Further Information Contact:
                                        Henry Lo (408) 327-8281 (Treasurer)
                                        STORMEDIA INCORPORATED


        SANTA CLARA, California -- (PR NEWSWIRE) -- June 21, 1996 -- StorMedia Incorporated (NASDAQ/NMS: STMD) today announced that Maxtor Corporation, a wholly-owned subsidiary of Hyundai Electronics of America, has advised the company that Maxtor is experiencing significant business problems and are reducing their volumes. Maxtor is assessing its need for media, and StorMedia is working with Maxtor within the framework of the purchase contract between the two companies and intends to enforce its rights thereunder.

        StorMedia Incorporated is a leading independent supplier of thin film disks for hard disk drives used in portable and desktop computers. The company designs, develops, manufactures and sells disks in 2-1/2 and 3-1/2 inch sizes. Within each size, the company provides a range of coercivities (magnetics), fly heights and disk thicknesses to meet specific customer requirements. The company sells its disks primarily to Seagate Technology, Inc. and Maxtor Corporation.


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